                                                                      EXHIBIT 21

                                   XICOR, INC.

                             LIST OF SUBSIDIARIES(1)

                                                           STATE OR
                                                     OTHER JURISDICTION
     NAME                                             OF INCORPORATION
     ----                                            ------------------
Xicor GmbH                                                Germany
Xicor Hong Kong Limited                                   Hong Kong
Xicor Japan K.K.                                          Japan
Xicor Korea, Ltd.                                         Korea
Xicor Limited                                             United Kingdom
Xicor, Inc. International Holding Company                 Delaware

(1)     All subsidiaries are wholly-owned.